Exhibit 99.1

BAIN CAPITAL LIFE SCIENCES INVESTORS, LLC

By: /s/ Adam Koppel

Title: Partner

BAIN CAPITAL LIFE SCIENCES IV GENERAL PARTNER, LLC

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Adam Koppel

Title: Partner

BAIN CAPITAL LIFE SCIENCES FUND IV, L.P.

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Adam Koppel

Title: Partner

BCLS FUND IV INVESTMENTS GP, LLC

By: Bain Capital Life Sciences Fund IV, L.P., its managing member

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Adam Koppel

Title: Partner

BCLS FUND IV INVESTMENTS, LP

By: BCLS Fund IV Investments GP, LLC, its general partner

By: Bain Capital Life Sciences Fund IV, L.P., its managing member

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Adam Koppel

Title: Partner